UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 29, 2012

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., STE 101, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into Material Definitive Agreements

On November 29, 2012, ProUroCare Medical Inc. (the “Company”) amended the maturity date of its $900,000 promissory note with Crown Bank (the “Crown Loan”). The maturity date was changed to December 31, 2012. The outstanding principal balance due on the note is $500,000. There were no other changes made in the terms of the Crown Loan.  The Crown Loan remains secured by all Company assets and continues to be guaranteed by James L. Davis, a director of the Company and William S. Reiling. The amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

The information under Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events

On November 30, 2012, the Company announced that that current director Dr. Michael Chambers, JD, Ph.D., has been named Chairman of its Board of Directors. Dr. Chambers assumes the Chairmanship role from Rick Carlson, ProUroCare’s CEO, who will continue to serve as CEO and Director.

A copy of the Company’s announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Modification to Promissory Note issued in favor of Crown Bank, Dated November 30, 2012 (filed herewith).

99.1	Announcement of naming of Michael Chambers as Chairman of ProUroCare Medical Inc.’s Board of Directors, dated November 30, 2012 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

November 30, 2012	By;	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer

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